Exhibit 99.1

WL ROSS HOLDING CORP. STOCKHOLDERS APPROVE DEFINITIVE MERGER AGREEMENT WITH NEXEO SOLUTIONS HOLDINGS, LLC

New York, NY June 8, 2016. -- WL Ross Holding Corp. (NASDAQ: WLRH) (the “Company”) announced today that its shareholders have overwhelmingly approved the previously announced business combination transaction (the “Merger”) to acquire Nexeo Solutions Holdings, LLC (“Nexeo Solutions”) at the special meeting of stockholders held today. The shares that voted today were voted overwhelmingly in favor of the Merger. The Company’s board of directors (the “Board”) had previously approved the Merger and recommended that its stockholders vote in favor of the proposal, and Nexeo Solutions’ board of directors had also previously approved the Merger.

In addition to approving the Merger, the Company’s stockholders approved proposals to amend the amended and restated certificate of incorporation of the Company, including changing the name of the Company to “Nexeo Solutions, Inc.”, and removing certain provisions related to the Company’s previous status as a blank check company; the proposal to elect nine (9) directors to the Board and to reclassify the Board into three separate classes; and all of the other proposals included in the proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 9, 2016, as revised on May 18 and May 26, 2016.

Wilbur Ross, Chairman of the Company, added, “This vote completes the authorizations needed to complete the transactions. We have scheduled the closing for June 9, 2016. In light of the vote today, WL Ross Holding Corp adjourned the special meeting of its stockholders for the purpose of extending the expiration of its existence to Friday, June 10 at 9:00 a.m. Eastern. This special meeting only will occur if something unexpected prevents the closing of the Merger from being completed tomorrow and will still be held at the offices of the Company, located at 1166 Avenue of the Americas, New York, NY 10036.”

About WL Ross Holding Corp.

WL Ross Holding Corp. is a Special Purpose Acquisition Company sponsored by WL Ross Sponsor LLC, an affiliate of WL Ross & Co. LLC, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets. WL Ross Holding Corp. completed its initial public offering in June 2014, raising approximately $500 million in cash proceeds. WL Ross Holding Corp.’s officers and certain of its directors are affiliated with WL Ross & Co. LLC. Founded in 2000, WL Ross& Co. LLC is a global value oriented private equity firm which seeks niche opportunities in markets where it believes its knowledge, insight and experience offers an advantage in assessing and cultivating new investment opportunities.

Forward Looking Statements

Certain statements made in this news release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include the expected timing for the closing of the Merger. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

Information concerning factors that may impact our expectations and projections can be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, in Nexeo Solutions’s periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2015, and in the proxy statement filed by the Company with the SEC on May 9, 2016, and revisions to the proxy statement with the SEC on May 18, 2016 and May 26, 2016. Our SEC filings are available publicly on the SEC’s website at www.sec.gov. The Company disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information about the Transaction and Where to Find It

In connection with the proposal to amend the Company’s amended and restated certificate of incorporation for the purpose of extending the expiration of the Company’s existence (the “Extension”) and other matters, the Company has filed a proxy statement with the SEC on May 6, 2016 and, on May 10, 2016 commenced mailing the definitive proxy statement and other relevant documents to its stockholders as of the May 5, 2016 record date for the special meeting. Investors and security holders of the Company are advised to read the definitive proxy statement and other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for its stockholders’ meeting to be held to approve the Extension, among other matters, because the definitive proxy contains important information about the proposed Extension. Stockholders may also obtain a copy of the definitive proxy statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website at www.sec.gov or by directing a request to: WL Ross Holding Corp., c/o WL Ross & Co. LLC, 1166 Avenue of the Americas, 25th Floor, New York, New York 10036, e-mail: WLRHolding@wlross.com, Attn: Tony Reina (Legal Department).

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow & Co., LLC at:  Morrow & Co., LLC, 470 West Avenue, 3rd Floor, Stamford, CT 06902, phone: (800) 662-5200 (banks and brokers call collect at: (203) 658-9400), email: WLRoss.info@morrowco.com.

Participants in Solicitation

The Company, Nexeo Solutions Holdings, LLC, and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Company stockholders in connection with the proposed Extension. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to the Company’s stockholders in connection with the proposed Extension, and a description of their direct and indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement for the proposed Extension, which has been filed with the SEC. Information concerning the interests of the Company’s and Nexeo Solutions Holdings, LLC’s participants in the solicitation, which may, in some cases, be different than those of the Company’s and Nexeo Solutions Holdings, LLC’s stockholders generally, is also set forth in the definitive proxy statement relating to the proposed Extension.